                                                                   Exhibit 10.46
          ____________________________________________________________
          ____________________________________________________________


                                   $4,060,000


                            REIMBURSEMENT AGREEMENT


                                 By and Between


                               PROVENA FOODS INC.


                                      and


                           COMERICA BANK-CALIFORNIA



                          Dated as of October 1, 1998



          ____________________________________________________________
          ____________________________________________________________



                                  Relating to:
              California Economic Development Financing Authority
           Variable Rate Demand Industrial Development Revenue Bonds,
                    Series 1998 (Provena Foods Inc. Project)

          REIMBURSEMENT AGREEMENT dated as of October 1, 1998 (this "Agreement"), by and between PROVENA FOODS INC., a California corporation ("Borrower") and COMERICA BANK-CALIFORNIA, a California banking corporation (the "Credit Bank").

                              W I T N E S S E T H
                              -------------------

          WHEREAS, Borrower proposes to finance the purchase and construction of a manufacturing project in Lathrop, California, and the acquisition and installation of equipment and other personal property to be used in connection therewith, (collectively, the "Project");

          WHEREAS, in order to finance the Project, Borrower has requested the assistance of the California Economic Development Financing Authority, a body public and corporate and a public instrumentality of the State of California (the "Issuer"), to issue its Variable Rate Demand Industrial Development Revenue Bonds, Series 1998 (Provena Foods Inc. Project) (the "Bonds"), in the principal amount of $4,000,000.

          WHEREAS, in order to provide for the authentication and delivery of the Bonds, to establish and declare the terms and conditions upon which the Bonds are to be issued and secured and to secure the payment of the principal thereof and of the interest and premium, if any, thereon, the Issuer has entered into an Indenture of Trust (the "Indenture"), dated as of October 1, 1998, by and between the Issuer and U.S. Bank Trust National Association, as trustee (the "Trustee");

          WHEREAS, pursuant to the Indenture, Trustee will make certain disbursements for the acquisition, construction and equipping of the Project according to the terms more specifically set forth in the Indenture and the Loan Agreement (the "Loan Agreement"), dated as of October 1, 1998 by and between the Issuer and Borrower;

          WHEREAS, Borrower has requested that the Credit Bank issue in favor of the Trustee, for the account of Borrower, a direct-pay letter of credit ("Letter of Credit") in an initial stated amount of $4,060,000, which Letter of Credit is to be available to be drawn upon to provide funds for the payment of principal and interest on the Bonds when due and payable; and

          WHEREAS, any Bonds purchased by the Credit Bank by application of amounts drawn under the Letter of Credit pursuant to a Purchase Drawing (as defined herein) shall be reflected on the records of the Depository as being held for the account of the Credit Bank until the Credit Bank shall have been reimbursed for the amount so drawn and interest accrued thereon in accordance with this Agreement, which reimbursement may be satisfied by the payment of the principal and interest represented by the Bonds so held by or for the account of the Credit Bank, as provided herein and in such Bonds, or the payment to the Credit Bank pursuant to the terms of that certain Remarketing Agreement dated as of October 1, 1998 (the "Remarketing Agreement"), between Borrower and Dain Rauscher, as remarketing agent, following the remarketing of the Bonds;

          NOW, THEREFORE, in consideration of the mutual promises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1.  DEFINITIONS.
            -----------

            For purposes of this Agreement, capitalized terms used herein which are not defined herein shall have the meanings set forth in the Indenture. In addition, the following terms shall have the following meanings:

            "Agreement" shall mean this Reimbursement Agreement, including any Exhibits hereto, as the same may be supplemented and amended in accordance with its terms.

            "Base Rate" shall mean the rate of interest publicly announced from time to time by the Credit Bank as its "reference rate" or "prime rate."

            "Bond Documents" shall mean, at any time, each of the following as in effect or as outstanding, as the case may be, at such time: (i) the Bonds;
(ii) the Indenture; (iii) the Loan Agreement; (iv) the Remarketing Agreement;
(v) the Security Agreement; (vi) the Environmental Indemnity; (vii) the Deed of Trust; (viii) this Agreement; (ix) the Building Loan Agreement and (x) any other agreements, instruments, certificates or other documents executed in connection with the foregoing.

            "Bonds" shall mean the California Economic Development Financing Authority Variable Rate Demand Industrial Development Revenue Bonds, Series 1998 (Provena Foods Inc. Project).

            "Borrower" shall mean Provena Foods Inc., a California corporation.

            "Building Loan Agreement" shall mean the building loan agreement by and between Borrower and Credit Bank as required by Section 3.1(c) hereof.

            "Business Day" shall mean a day other than (i) a day on which the banking institutions in (a) New York, New York or (b) the City of San Jose, California or (c) the cities in which the Trustee or the Paying Agent (as defined in the Indenture) have their respective principal offices are authorized to close or (ii) a day on which the New York Stock Exchange is closed.

            "Chino Property" that certain real property legally described in the Chino Trust Deed given as additional collateral for the Reimbursement Agreement.

            "Chino Trust Deed" shall mean the Deed of Trust in favor of lender of even date herewith encumbering the Chino Property and given to secure the Reimbursement Agreement.

          "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations, rulings and proclamations promulgated or issued thereunder.

          "Credit Bank" shall mean Comerica Bank-California, a California banking corporation and its successors and assigns, as issuer of the Letter of Credit, or any issuer of a substitute Letter of Credit.

          "Credit Provider Rate" shall mean two (2%) in excess of the rate of interest established by the Credit Bank from time to time as its Base Rate during any period that interest shall accrue at such rate pursuant to the terms of this Agreement, each change in such Base Rate to become effective on the date such change is announced by the Credit Bank, such rate to be calculated on the basis of actual number of days elapsed and a 360-day year; provided, however, the Credit Provider Rate shall in no event exceed the lesser of 12.00% per annum or the maximum interest rate applicable to the Bonds permitted by the laws of the State of California. In each case, the Credit Provider Rate shall change when and as the Base Rate changes.

          "Date of Issuance" has the meaning set forth in Section 2.1 hereof.

          "Deeds of Trust" shall mean the two Deed of Trusts, security agreement and fixture filings (with assignment of rents and leases) in favor of the Credit Bank as required by Section 3.1(c) hereof encumbering the Property and the Chino Property.

          "Drawing" shall mean a drawing under the Letter of Credit in accordance with its terms, and shall include a "Purchase Drawing," "Principal Drawing," and "Interest Drawing."

          "Drawing Fee" shall mean the fee described in Section 2.3 hereof.

          "Environmental Indemnity" shall mean the unsecured environmental indemnity agreement executed in favor of the Credit Bank as required by Section 3.1(d) hereof.

          "ERISA" means the Employment Retirement Income Security Act of 1974, as amended from time to time.

          "Event of Default" shall have the meaning set forth in Article 10 hereof.

          "Expiration Date" shall have the meaning assigned to that term in the Letter of Credit.

          "Indenture" shall have the meaning set forth in the third WHEREAS clause hereof, as the same may be supplemented and amended in accordance with its terms.

          "Interest Drawing" shall mean a Drawing under the Letter of Credit to pay interest on the Bonds (other than Bonds registered in the name of the Credit
Bank) when due and payable by Issuer pursuant to the Indenture.

          "Issuer" shall mean the California Economic Development Financing Authority, a public body, corporate and politic, duly organized and existing under the laws of the State of California.

          "Letter of Credit" shall mean the Letter of Credit issued by the Credit Bank pursuant to this Agreement, and shall include any amended Letter of Credit or any substitute therefor.

          "Letter of Credit Fee" shall mean the fee described in Section 2.2 hereof.

          "Loan Agreement" shall mean that certain Loan Agreement, dated as of October 1, 1998, by and between the Issuer and Borrower and relating to the Bonds, as the same may be supplemented and amended in accordance with its terms.

          "Official Statement" shall mean the Official Statement dated October 6, 1998, relating to the delivery and sale of the Bonds, including any supplement to such Official Statement.

          "PBGC" shall mean Pension Benefit Guaranty Corporation.

          "Person" shall mean an individual, association, unincorporated organization, corporation, partnership, joint venture, trust, government or any governmental agency or political subdivision or any other entity or organization.

          "Permitted Encumbrances" shall mean those matters of record against the Property as approved in writing by Credit Bank.

          "Plan" shall mean an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by Borrower for employees of Borrower or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which Borrower is then making or accruing an obligation to make contributions or has within the preceding five years of such plan made contributions.

          "Principal Drawing" shall mean a Drawing under the Letter of Credit to pay the principal of the Bonds (other than Bonds registered in name of the Credit Bank) required to be made by Issuer upon the maturity thereof, upon acceleration or upon the optional or mandatory redemption thereof, all pursuant to the Bonds and the Indenture.

          "Project" shall mean the Property and the facilities, structures, buildings, additions, extensions, alterations and improvements to the Property to be financed with the proceeds of the Bonds, including the construction of a manufacturing facility in Lathrop, California, and the acquisition and installation of equipment and other personal property to be used in connection therewith.

          "Property" means the real property, and any buildings, structures and fixtures thereon, described in Exhibit A hereto.
                               ---------

          "Purchase Drawing" shall mean a Drawing under the Letter of Credit to pay the purchase price of the Bonds following the failure to remarket any Bonds as set forth in Section 8.09(c) of the Indenture.

          "Remarketing Agent" shall mean Dain Rauscher Incorporated, as remarketing agent under the Remarketing Agreement, or any successor to it as remarketing agent.

          "Remarketing Agreement" shall mean that certain Remarketing Agreement dated as of October 1, 1998 by and between Borrower and the Remarketing Agent, and any successor remarketing agreement entered into by the Borrower and a successor remarketing agent in accordance with the provisions of the Indenture.

          "Restrictions" shall have the meaning set forth in Section 7.4 hereof.

          "Security Agreement" shall mean that certain Security Agreement dated as of October 1, 1998 by Borrower in favor of the Credit Bank.

          "Special Counsel" shall mean Manatt, Phelps & Phillips, LLP.

          "Stated Amount" shall mean the amount set forth in the Letter of Credit as the "Stated Amount", as such amount is reduced and reinstated from time to time in accordance with the Letter of Credit.

          "Stated Expiration Date" shall have the meaning assigned to that term in the Letter of Credit.

          "Transfer Certificate" shall have the meaning assigned to that term in the Letter of Credit.

          "Transfer Fee" shall mean the fee described in Section 2.4 hereof.

          "Trustee" shall mean U.S. Bank Trust National Association, in its capacity as trustee under the Indenture, and any other bank or trust Borrower at any time substituted in its place pursuant to and in accordance with the Indenture.

          "Uniform Customs and Practice" means the Uniform Customs and Practice for Documentary Credits approved by the International Chamber of Commerce and in effect as of the date of issuance of the Letter of Credit.

ARTICLE 2.  LETTER OF CREDIT; FEES; REIMBURSEMENT.
            -------------------------------------

            SECTION 2.1  Amount and Terms of Letter of Credit.  The Credit Bank
                         ------------------------------------
agrees, upon at least 24 hours' prior notice from Borrower to the Credit Bank and on the terms and subject to the conditions hereinafter set forth, including, without limitation, the conditions set forth in Article 3 hereof, to issue the Letter of Credit on the date of delivery specified herein (the "Date of Issuance"), provided such date of delivery is not later than October 31, 1998, effective upon such delivery date and expiring on the Expiration Date. The Letter of Credit will be issued in an initial Stated Amount of $4,060,000, representing the aggregate principal amount represented by the Bonds as of the Date of Issuance, plus interest on such principal amount for a period of 45 days at a rate not to exceed twelve percent (12%) per annum. The Letter of Credit shall be issued to the Trustee for the account of Borrower, and shall be substantially in the form of Exhibit B hereto, with such changes to the form set forth in Exhibit B as Borrower and the Credit Bank shall agree in writing are necessary or advisable.

            SECTION 2.2  Letter of Credit Fee.  Borrower shall pay to the Credit
                         --------------------
Bank a nonrefundable letter of credit fee (the "Letter of Credit Fee") in an amount equal to 1.5% of the Stated Amount for each 12-month period from and including the Date of Issuance until but excluding the Expiration Date, payable in advance quarterly commencing on the Date of Issuance.

            SECTION 2.3  Drawing Fee.  Borrower shall pay to the Credit Bank for
                         -----------
each drawing on the date thereof a nonrefundable drawing fee (the "Drawing Fee") in an amount equal to the commercially reasonable and customary fee charged by the Credit Bank to its customers for a draw under a letter of credit.

            SECTION 2.4  Letter of Credit Transfer Fee.  Any transfer of the
                         -----------------------------
Letter of Credit by the Trustee or issuance of a substitute Letter of Credit shall be made by, and be only effective upon, (a) in the case of such a transfer, the Trustee providing the Credit Bank with a Transfer Certificate (as defined in the Letter of Credit) in accordance with the Letter of Credit and (b) in the case of such a transfer or such an issuance, payment to the Credit Bank by Borrower of a transfer fee (the "Transfer Fee") of $500 for each transfer or issuance and of the costs payable to the Credit Bank in respect of each such transfer or issuance. No Transfer Fee shall be due in the event of a transfer or substitution due to: (a) non-renewal of the Letter of Credit; (b) a downgrading of the Letter of Credit; or (c) an increase in costs associated with the Letter of Credit.

          SECTION 2.5  Reduction and Reinstatement of Stated Amount.  The Stated
                       --------------------------------------------
Amount shall be automatically reduced and reinstated as specified in the Letter of Credit; provided that the Letter of Credit shall be reinstated to the extent the Credit Bank is paid the full sale price with respect to Bonds (or portions thereof) purchased on its behalf which have been resold pursuant to the terms of the Remarketing Agreement.

          SECTION 2.6  Interest.  Borrower hereby agrees to pay interest at the
                       --------
Credit Provider Rate on any and all amounts required to be paid by Borrower under this Agreement from and after the due date thereof until paid in full, whether before or after the expiration of the Letter of Credit and this Agreement, at the Stated Expiration Date or otherwise, such interest to be payable on demand. Notwithstanding anything herein to the contrary, to the extent permitted by law, if at any time the Credit Provider Rate exceeds any statutory or constitutional interest rate limitation or restriction and the Credit Bank shall not receive payment at the Credit Provider Rate, any subsequent reduction in the Credit Provider Rate shall not reduce the rate of interest utilized for the calculation of amounts payable to the Credit Bank hereunder until the total amount due if the Credit Provider Rate had at all times been utilized, has been paid to the Credit Bank.

          SECTION 2.7  Increased Costs.  If any change in any law or regulation
                       ---------------
or in the interpretation thereof by any court or administrative or governmental entity charged with the administration thereof shall either (i) impose, modify or deem applicable any reserve, special deposit, capitalization or similar requirement against letters of credit issued by the Credit Bank or (ii) impose on the Credit Bank any other condition relating, directly or indirectly, to this Agreement or the Letter of Credit or the holding or owning of any Bonds by the Credit Bank or the purchasing thereof, and the result of any event referred to in (i) or (ii) above shall be to increase the cost to the Credit Bank of issuing or maintaining the Letter of Credit, or of purchasing the Bonds, then, upon demand by the Credit Bank, Borrower shall, upon not less than 30 days' prior notice from the Credit Bank (which notice shall specify in reasonable detail the circumstances giving rise to the increase and the method of calculating the increase), pay to the Credit Bank, from time to time as specified by the Credit Bank, such additional amounts as shall be demanded by the Credit Bank as sufficient to compensate the Credit Bank for such increased cost, together with interest at the Credit Provider Rate on amounts required to be paid under this
Section 2.7 from the due date of such payment following not less than 30 days' prior notice until payment in full thereof.

          SECTION 2.8  Net Payments.  All payments under this Agreement shall be
                       ------------
made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments (after deduction or withholding for or on account of a proportionate share attributable to the transactions contemplated by this Agreement of any future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government, any political subdivision or any taxing authority other than any tax on or measured by the overall net income of the Credit Bank pursuant to the income tax laws of the United States or the jurisdiction where the Credit Bank's principal office is located (collectively, the "Taxes")) shall not be less than the amounts otherwise specified to be paid under this Agreement. A certificate as to any additional amounts payable to the Credit Bank under this Section 2.8 submitted to Borrower by the Credit Bank shall show in reasonable detail the amount payable and the calculations used to determine in good faith such amount and shall be presumptive absent manifest error. Any amounts payable by Borrower under this Section 2.8 with respect to past payments shall be due within thirty days following receipt by Borrower of such certificate from the Credit Bank; any such amounts payable with respect to future payments shall be due concurrently with such future payments. With respect to each deduction or withholding for or on account of any Taxes, Borrower shall promptly furnish to the Credit Bank such certificates, receipts and other documents as may be required (in the reasonable judgment of the Credit Bank) to establish any tax credit to which the Credit Bank may be entitled. Without in any way affecting any of its rights under this
Section 2.8, the Credit Bank agrees that, upon its becoming aware that any of the present or future payments due it under this Agreement would be subject to deduction for Taxes, it will notify Borrower in writing and the Credit Bank further agrees that it will use reasonable efforts not disadvantageous to it (in its sole determination) in order to avoid or minimize, as the case may be, the payment by Borrower of any additional amounts for Taxes pursuant to this Section 2.8.

          SECTION 2.9  Reimbursement of Principal Drawings and Interest
                       ------------------------------------------------
Drawings. (a) If a Principal Drawing or Interest Drawing is repaid at or prior to 5:00 p.m. (California time) on the same day on which it is made, no interest shall be payable on such Drawing. Unless otherwise waived by the Credit Bank, Borrower shall be obligated, without notice of a Principal Drawing or Interest Drawing or demand for reimbursement from the Credit Bank (which notice is hereby waived by Borrower), to reimburse the Credit Bank for all Principal Drawings and Interest Drawings on the same Business Day of payment by the Credit Bank of such Drawings; provided that, in the event such reimbursement is not made on the Same Business Day, such reimbursement amount shall be the amount of the Principal Drawing and Interest Drawing plus interest at the Credit Provider Rate, but in no event higher than the maximum rate permitted by applicable law, on such amounts from and including the date such Drawings are paid by the Credit Bank until payment in full by Borrower (as determined by the Credit Bank). If a Principal Drawing or Interest Drawing is repaid after 5:00 p.m. (California time) on any Business Day, it shall be treated as having been repaid on the following Business Day. Likewise, if a Principal Drawing or an Interest Drawing is paid by Credit Bank after 5:00 pm (California time) on any Business Day, it shall be treated as having been paid on the following Business Day. Borrower shall maintain an account (the "Interest Collateral Account") at Credit Bank in the name of Borrower and Credit Bank at Credit Bank for the purpose of reimbursing the Credit Bank for drawings under the Letter of Credit, on the day of each drawing Credit Bank shall debit such Interest Collateral Account for the amount of any Principal Drawing and Interest Drawing and, in the event of any shortfall, shall notify Borrower who shall reimburse Credit Bank for any such shortfall no later than the next Business Day. If there are funds in Borrower's account at Credit Bank sufficient to reimburse Credit Bank for the amount of any Principal Drawing and Interest Drawing on the date of any such draws, Borrower shall not be liable to Credit Bank for interest in the event that Credit Bank fails to debit Borrower's account on the same day that such Principal Drawing or Interest Drawing is made.

          (a) The Credit Bank shall maintain in accordance with sound banking practices an account or accounts evidencing the indebtedness of Borrower resulting from each Principal Drawing and each Interest Drawing and the interest accruing thereon, and in any legal action or proceeding in respect of this Agreement, the entries made in such account or accounts shall, in the absence of manifest error, be conclusive evidence of the existence and amounts of the obligations of Borrower therein recorded.

          SECTION 2.10 Redemption Payments.  (a) Commencing May 1, 2000 and
                       -------------------
continuing on the first (1st) day of each month, those amounts contained on Exhibit C attached hereto shall be deposited into an interest bearing account (the "Principal Collateral Account") in the name of Borrower and Credit Bank at Credit Bank and used to reimburse the Credit Bank on and as of the date of drawing for drawings under the Letter of Credit used to pay the annual redemption of Bonds required under Subparagraph (b) below, including the redemption price thereof and accrued interest. Provided that all sums due or to become due to Credit Bank have been paid, upon the Stated Expiration Date, any amounts remaining in the Bank Account, including accrued interest, shall be returned by the Credit Bank to the Borrower.

          (a) The Borrower agrees that on the Interest Payment Date of May of each year commencing May 1, 2001 and continuing on such May 1 Interest Payment Date thereafter until the Stated Expiration Date, Bonds in that amount equal to the amount on deposit in the Bank Account or such lesser amount comprising Authorized Denominations (as defined in the Indenture) shall be redeemed by the Borrower pursuant to the provisions of the Indenture and the Loan Agreement. The Borrower agrees to take any and all actions and provide any and all notices as may be required by it under the Indenture, the Loan Agreement and hereunder to cause such redemption.

          SECTION 2.11 Reimbursement of Purchase Drawings.  (a) Borrower's
                       ----------------------------------
obligation to reimburse the Credit Bank for any unreimbursed amounts drawn under the Letter of Credit in respect of any Purchase Drawing shall be secured in part by the purchased Bonds. The obligation of Borrower under this Agreement and under the Indenture in respect of such Bonds purchased with the proceeds of a Purchase Drawing shall be satisfied by the payment of such Bonds in accordance with their terms and the terms of the Indenture and the subsequent payment to the Credit Bank of all such payments, or the reimbursement of the Credit Bank pursuant to the terms of the Remarketing Agreement following the remarketing of the Bonds.

          (a) In the event that any Bonds are registered in the name of Borrower or the Credit Bank, on the date on which the Letter of Credit expires for any reason, the principal amount of such Bonds and the interest accrued thereon shall thereupon be paid by Borrower immediately to the Credit Bank; provided that nothing herein contained shall affect any right which the Credit Bank may have hereunder or under the Indenture or the Bonds upon the occurrence of an Event of Default hereunder or thereunder.

          SECTION 2.12 Security.  Borrower, in order to secure its obligation to
                       --------
make payments to the Credit Bank pursuant to the terms of this Agreement and to perform all of its other covenants and agreements under this Agreement, has pledged, assigned and granted to the Credit Bank, a lien on and security interest in the Project subject to the Permitted Encumbrances and has executed the Security Agreement.

          SECTION 2.13. Place and Manner of Payment; Computation of Interest.
                        ----------------------------------------------------
All payments by Borrower to the Credit Bank hereunder, except reimbursement of Principal Drawings and Interest Drawings pursuant to Section 2.9 hereof and reimbursement of Purchase Drawings pursuant to Section 2.11 hereof, shall be made to the Credit Bank at 333 West Santa Clara Street, International Department, 5th Floor, San Jose, California 95113 in lawful currency of the United States in immediately available funds not later than 5:00 p.m. (California time) on the date due, without set-off, counterclaim or deduction of any kind. In the event that the date specified for any such payment hereunder is not a Business Day, such payment shall be made not later than the next following Business Day. Borrower shall pay interest on any such payment not made on the due date, at the Credit Provider Rate, to the Business Day on which such payment is made. Computations of interest hereunder shall be made by the Credit Bank and Borrower on the basis of actual days elapsed and a 360-day year.

ARTICLE 3.  CONDITIONS PRECEDENT TO ISSUANCE OF THE LETTER OF CREDIT.
            --------------------------------------------------------

          SECTION 3.1.  Documents to be Received.  The Credit Bank's obligation
                        ------------------------
to issue the Letter of Credit as set forth in Section 2.1 hereof is subject to the conditions precedent that, on or prior to the Date of Issuance, the Credit Bank shall receive the following documents, all in form and substance satisfactory to the Credit Bank and its Special Counsel:

          (a) a copy of the articles of incorporation and by-laws of the Borrower, certified as of the date of the delivery of the Bonds by the authorized officers of the Borrower showing authorization for, among other things, the execution, delivery and performance by the Borrower of this Agreement and the Bond Documents to which Borrower is a party and authorizing Borrower to obtain the issuance of the Letter of Credit and certified copies of all other documents evidencing any other action of Borrower taken with respect thereto;

          (b) a certificate, signed by the authorized officers of the Borrower, dated the date of the delivery of the Bonds, to the effect that:

              (i) The representations and agreements of Borrower contained in this Agreement and each of the Bond Documents to which it is a party are true, complete and correct in all material respects as of the Date of Issuance;

              (ii) Borrower has complied with all agreements, covenants and conditions to be complied with by Borrower at or prior to the Date of Issuance under this Agreement and each of the Bond Documents to which it is a party;

              (iii) No event affecting Borrower has occurred since the date of the Official Statement which either makes untrue or incorrect in any material respect, as of the Date of Issuance, the statements or information contained in the Official Statement concerning

Borrower or is not reflected in the Official Statement but should be reflected therein in order to make the statements and information therein concerning Borrower not misleading in any material respect;

              (iv) The information concerning Borrower and the Project contained in the Official Statement and the appendices thereto does not contain any untrue statement of a material fact or omit to state any fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect; and

              (v) No Event of Default has occurred and is continuing, or would result from the issuance of the Letter of Credit, the making of this Agreement or any of the other Bond Documents to which Borrower is a party, and no event has occurred and is continuing which would constitute an Event of Default but for the requirement that notice be given or time elapse or both;

          (c) this Agreement, the Security Agreement, the Environmental Indemnity, the Building Loan Agreement and the Deeds of Trust duly executed by Borrower;

          (d) all Bond Documents and other documents, certificates, opinions, approvals or filings with respect to the Bond Documents, this Agreement or the transactions contemplated thereby or hereby as the Credit Bank or its Special Counsel shall reasonably request, in form and substance satisfactory to the Credit Bank;

          (e) a phase I environmental assessment in form and substance satisfactory to Credit Bank ("Environmental Assessment") prepared by a qualified licensed environmental consultant acceptable to Credit Bank confirming the absence of hazardous or toxic material in, on, under or around the Property and the Chino Property; in the event the Environmental Assessment indicates that the Property may be affected by hazardous or toxic materials, or is otherwise unsatisfactory to Credit Bank, in Credit Bank's sole discretion, Credit Bank may require additional or further environmental testing, inspection and/or assessment of the Property and/or the Chino Property;

          SECTION 3.2  Other Conditions Precedent to Issuance of the Letter of
                       -------------------------------------------------------
Credit. The Credit Bank's obligation to issue the Letter of Credit as set forth
------
in Section 2.1 hereof shall be subject to the additional conditions precedent that on or before the Date of Issuance:

          (a) Borrower shall pay to the Credit Bank the Letter of Credit Fee, for the first three months in immediately available funds;

          (b) no change shall have occurred in any law, regulation, ruling or other action of the United States or the State of California or any political subdivision therein or thereof which, in the opinion of Special Counsel for the Credit Bank would make it illegal or inadvisable for the Credit Bank to issue the Letter of Credit as provided therein; and

          (c) all legal requirements provided herein incident to such issuance shall be met to the reasonable satisfaction of the Credit Bank and its Special Counsel;

ARTICLE 4.  CONDITIONS PRECEDENT TO DISBURSEMENT OF BOND PROCEEDS.
            -----------------------------------------------------

          SECTION 4.1  Prior Conditions Precedent.  The Credit Bank's approval
                       --------------------------
of the disbursement of any money under the Loan Agreement and the Indenture is subject to the conditions precedents contained in the Building Loan Agreement including but not limited to Section 4 and 5.1 thereof and Section 3.1 hereof.

ARTICLE 5.  INDEMNIFICATION.
            ---------------

            In addition to any other amounts payable by Borrower under this Agreement, Borrower hereby agrees to release, protect, indemnify, pay and save the Credit Bank and its officers, directors, employees, attorneys and agents (each, an "indemnified person") harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including attorneys' fees) which any indemnified person may, other than as a result of its gross negligence or willful misconduct or default by Credit Bank or such indemnified person, incur or be subject to as a consequence, direct or indirect, of (i) the execution and delivery or transfer of, or payment or failure to pay, under the Letter of Credit, (ii) any breach by the Borrower of any representation or warranty, covenant, term or condition in, or the occurrence of any default under, this Agreement or any of the Bond Documents, including all fees or expenses resulting from the settlement or defense of any claims or liabilities arising as a result of any such breach or default, (iii) the holding or owning by the Credit Bank or its nominee of any Bond, (iv) the issuance, sale or delivery of the Bonds, (v) the use of the proceeds of the Bonds or any Drawing, or (vi) involvement of any indemnified person in any legal suit, investigation, proceeding, inquiry or action as a consequence, direct or indirect, of the Credit Bank's issuance of the Letter of Credit, the Credit Bank's holding or owning of any Bond, the holding or owning of any Bond by the Credit Bank's nominee, the Credit Bank's execution of this Agreement, or any other event or transaction contemplated by any of the foregoing.

            Promptly after receipt by an indemnified person of notice of the commencement of any action in respect of which indemnity may be sought against Borrower under this Article 5, such indemnified person will notify Borrower in writing of the commencement thereof, and, subject to the provisions hereinafter stated, Borrower may assume the defense of such action (including the employment of counsel, who shall be satisfactory to the indemnified person, but at Borrower's expense) insofar as such action shall relate to any alleged liability in respect of which indemnification may be sought from Borrower.

            An indemnified person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, and the reasonable fees and expenses of such counsel shall be at the expense of Borrower; provided that Borrower shall not be responsible for the fees and expenses of such separate counsel if Borrower shall have agreed to assume the defense of an indemnified party with counsel reasonably satisfactory to such indemnified party and no conflict of interest necessitates the employment of separate counsel.

ARTICLE 6.  OBLIGATIONS ABSOLUTE.
            --------------------

            To the fullest extent permitted by applicable law, the obligations of Borrower under this Agreement shall be unconditional and irrevocable, and shall be paid or performed strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

            (a) any lack of validity or enforceability of the Letter of Credit, this Agreement or any of the other Bond Documents other than in the case of the gross negligence or willful misconduct of the Credit Bank;

            (b) any amendment or waiver of or any consent to depart from the terms of this Agreement (other than the provisions of this Agreement specifically amended or waived) or any of the other Bond Documents other than in the case of the gross negligence or willful misconduct of the Credit Bank;

            (c) the existence of any claim, set-off, defense or other right which Borrower may have at any time against the Trustee, any beneficiary or any transferee of the Letter of Credit (or any persons or entities for whom the Trustee, any such beneficiary or any such transferee may be acting), the Credit Bank or any other person or entity, whether in connection with this Agreement, any of the other Bond Documents or the transactions contemplated hereby or thereby or any unrelated transaction other than in the case of the gross negligence or willful misconduct of the Credit Bank or Credit Bank's default under this Agreement;

            (d) any statement or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (e) any nonapplication or misapplication by the Trustee or otherwise of the proceeds of any Drawing;

            (f) payment by the Credit Bank under the Letter of Credit against presentation of a draft or certificate which does not comply with the terms of the Letter of Credit other than in the case of the gross negligence or willful misconduct of the Credit Bank;

            (g) the failure by the Credit Bank to honor any Drawing under the Letter of Credit or to make any payment demanded under the Letter of Credit on the grounds that the demand for such payment does not conform to the terms and conditions of the Letter of Credit other than in the case of the gross negligence or willful misconduct of Credit Bank; or

            (h) any other circumstances or happening similar to any of the foregoing.

ARTICLE 7.  REPRESENTATIONS AND WARRANTIES OF BORROWER.
            ------------------------------------------

            To induce the Credit Bank to enter into this Agreement and issue the Letter of Credit, Borrower makes the representations and warranties to the Credit Bank set forth in this Article 7 on and as of the date hereof.

            SECTION 7.1.  Organization; Powers. Company is a corporation duly
                          --------------------
organized, validly existing and in good standing under the laws of the State of California and has the power and authority to carry on its business as presently conducted including, without limitation, the operation of the Project, to own its assets and to enter into and perform its obligations under this Agreement and the other Bond Documents to which it is a party.

            SECTION 7.2. Authorization. The execution, delivery and performance
                         -------------
by Borrower of this Agreement and the other Bond Documents to which Borrower is a party have been duly authorized by all necessary action of Borrower and this Agreement and such other Bond Documents constitute legal, valid and binding obligations of Borrower enforceable in accordance with their terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors'rights generally, by general equitable principles which may limit the right to obtain equitable remedies and by provisions of applicable California and Federal law.

            SECTION 7.3.  Compliance with Laws and Contracts.  The execution,
                          ----------------------------------
delivery and performance by Borrower of this Agreement and the other Bond Documents to which Borrower is a party do not and will not (a) violate any provision of any order, writ, judgment, injunction, decree, determination or award as currently in effect to which Borrower is subject or the Articles of Incorporation or By-Laws of Borrower or, to the best of Borrower's knowledge, any law, rule or regulation to which Borrower is subject; (b) result in a breach of or constitute a default under the provisions of any material indenture, loan or credit agreement or any other agreement, lease or instrument to which Borrower may be or is subject or by which it, or its property, is bound; or (c) result in, or require, the creation or imposition of any mortgage, Deeds of Trust, assignment, pledge, lien, security interest or other charge or encumbrance of any nature or with respect to any of the Property other than as provided therein; and Borrower is not in default under any such order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument or any law, rule or regulation to which Borrower is subject.

            SECTION 7.4.  Approvals.  Borrower has obtained all authorizations,
                          ---------
consents, approvals, licenses, exemptions of or filings or registrations with all commissions, boards, bureaus, agencies, instrumentalities, trustees, holders of any indebtedness of Borrower or any other Person, domestic or foreign, necessary to the valid execution, delivery and performance by Borrower of this Agreement and the other Bond Documents to which Borrower is a party which are capable of being obtained on or prior to the Date of Issuance, other than the site plan review and building permits and plan check for the Project and except as such may be required under the state securities or Blue Sky laws in connection with the distribution of the Bonds by the Remarketing Agent.
Borrower is familiar with all conditions, restrictions, reservations, statutes, regulations and ordinances affecting the Property, including, without limitation, all pollution control, environmental protection, zoning and land use regulations, building codes and all restrictions and requirements imposed by the City of Lathrop or San Joaquin County, California and all other governmental entities (collectively, the "Restrictions"), with respect to the Property, the Project and the construction of the Project and the existing and contemplated use of the Property. Borrower has obtained or will timely obtain all permits, approvals, consents and other authorizations necessary under the Restrictions for such construction and use. As of the date hereof, Borrower is not aware of any violation or asserted violation of any Restrictions concerning the Property or the existing or contemplated use thereof, and further, Borrower is not aware of any action or proceeding pending before any court or governmental agency with respect to the validity of any such Restrictions or any of such authorizations or permits.

          SECTION 7.5.  Financial Statements.  The financial statements of
                        --------------------
Borrower, copies of which have heretofore been delivered to the Credit Bank, were prepared in accordance with generally accepted accounting principles consistently applied, fairly represent the financial position of Borrower as of dates referred to therein, and there has been no material adverse change in the financial position or operations of such parties since such financial statements were prepared.

          SECTION 7.6.  Litigation.  To the best knowledge of Borrower, there is
                        ----------
no action, suit, proceeding, inquiry or investigation at law or in equity or before or by any court, public board or body pending against or affecting Borrower or the properties, assets or operations of Borrower (a) wherein an unfavorable decision, ruling or finding could have a materially adverse affect upon: (i) the transactions contemplated by, or the validity of, this Agreement, the other Bond Documents, or any agreement or instrument to which Borrower is a party and which is used or contemplated for use in the consummation of the transactions contemplated by this Agreement and the other Bond Documents, (ii) the tax-exempt status of the interest on the Bonds, or (iii) Borrower's property, assets, operations or condition, financial or otherwise, or its ability to perform its obligations in respect of the Indenture or this Agreement; or (b) which in any way contests the existence, organization or powers of Borrower or the titles of the officers of Borrower to their respective offices.

          SECTION 7.7.  Employee Benefit Plans.  Borrower is in compliance in
                        ----------------------
all material respects with ERISA to the extent applicable to it and has received no notice to the contrary from the PBGC or any other governmental entity or agency and no reportable event (as defined in ERISA) which could result in a material accumulated deficiency under ERISA or a material liability to the PBGC has occurred and is continuing.

          SECTION 7.8.  Defaults.  No Event of Default or event which with the
                        --------
passage of time, the giving of notice or both could become an Event of Default has occurred and is continuing.

          SECTION 7.9.  Disclosure.  The information contained in the Official
                        ----------
Statement under the caption "The Borrower and The Project" is true and correct, and such information does not contain any untrue statement of a material fact nor does such information omit any material facts necessary in order to make such information not misleading.

          SECTION 7.10. Reports. All reports and forms required to be filed with
                        -------
the Internal Revenue Service by Borrower have been so filed.

          SECTION 7.11. Utilities.  All utility services necessary for the
                        ---------
operation of the Project are either available within or at the boundaries of the Property or all necessary steps have been or shall be taken by Borrower to assure the complete construction thereof, including, without limitation, all electrical and telephone facilities, water supply, gas, and storm and sanitary sewer facilities.

          SECTION 7.12. Condemnation. No taking of the Property and/or the Chino
                        ------------
Property or any part thereof through eminent domain, conveyance in lieu thereof, condemnation or similar proceeding is pending or, to Borrower's knowledge, threatened by any governmental agency.

          SECTION 7.13. Roads.  All public roads necessary for the full
                        -----
utilization of the Project for their intended purpose have been completed.

          SECTION 7.14. Brokers.  Borrower has not dealt with any person, firm
                        -------
or corporation who is or may be entitled to any finder's fee, brokerage commission, loan commission or other sum in connection with the issuance of the Letter of Credit pursuant to this Agreement nor the entering into of this Agreement. Borrower hereby agrees to indemnify and defend the Credit Bank and hold the Credit Bank harmless against any and all loss, liability, cost or expense, including reasonable attorneys' fees, which the Credit Bank may suffer or sustain should such warranty or representation prove inaccurate in whole or in part.

          SECTION 7.15. Hazardous Materials. Borrower is not in violation of any
                        -------------------
federal, state or local law, ordinance or regulation relating to environmental conditions on, under or about the Property and/or the Chino Property including, but not limited to, soil and groundwater conditions. Neither Borrower, nor to Borrower's knowledge, any third party, has used, generated, manufactured, refined, produced, processed, stored or disposed of on, under or about the Property and/or the Chino Property or transported to or from the Property any "Hazardous Materials" except in compliance with applicable law and except as may be set forth on the Phase I Environmental Assessment to be delivered to Credit Bank hereunder, nor does Borrower intend to use the Property and/or the Chino Property in the future for the purpose of generating, manufacturing, refining, producing, storing, handling, transferring, processing or transporting of Hazardous Materials other than those materials customarily used in the construction and operation of a manufacturing facility. For the purposes hereof, "Hazardous Materials" shall mean any flammable explosives, radioactive materials, asbestos, organic compounds known as polychlorinated biphenyls, chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous materials," or "toxic substances" in the Comprehensive

Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; or the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq.; or any applicable law relating to radioactive and/or nuclear materials or substances or any applicable California law; and in the regulations adopted, published and/or promulgated pursuant to said laws.

ARTICLE 8.  AFFIRMATIVE COVENANTS OF BORROWER.
            ---------------------------------

            Until the termination of this Agreement and the payment in full to the Credit Bank of all amounts payable to the Credit Bank hereunder, Borrower hereby covenants and agrees that it will:

            SECTION 8.1.  Reporting Requirements.  Furnish to the Credit Bank on
                          ----------------------
request, notices of filing of all reports material to the Project that Borrower may be required to file with any governmental commission, department, board, bureau or agency of the Federal, State or local government relating to the transactions contemplated by the Indenture. In addition, Borrower shall cause to be delivered to Credit Bank (i) the annual financial statements audited by a certified public accountant of Borrower within 90 days after the end of its fiscal year and quarterly financial statements of the Borrower certified as true and correct by Borrower within forty-five (45) days after the end of each of its fiscal quarter.

            SECTION 8.2.  Building Permits.  Cause all building permits for the
                          ----------------
improvements to be constructed as part of the Project to be issued within 180 days of the Date of Issuance.

            SECTION 8.3. Delivery of Appraisal. Deliver to Credit Bank within 30
                          ---------------------
days of the Date of Issuance the appraisal for the Project called for in Section 5.24(e) of the Building Loan Agreement.

            SECTION 8.4.  Notices.
                          -------

            (a) Give prompt notice in writing to the Credit Bank of a known occurrence of an Event of Default or event which with the passage of time, the giving of notice or both could become an Event of Default, and of any known development, financial or otherwise, which may be reasonably expected to materially adversely affect the ability of Borrower to perform its obligations as set forth hereunder or under any of the other Bond Documents, setting forth the details of and the action Borrower proposes to take with respect to such event or development; and

            (b) Give prompt notice in writing to the Credit Bank of any known pending action, suit or proceeding, relating to the operations or the condition (financial or otherwise) of the Project in an uninsured amount in excess of $50,000 or the ability of Borrower to repay any debt incurred under this Agreement or the Indenture or which questions the validity of the Bond Documents.

          SECTION 8.5.  Payment of Taxes and Other Obligations.  From time to
                        --------------------------------------
time pay and discharge, or cause to be paid and discharged, all payments in lieu of taxes, service charges, assessments or other governmental charges which may lawfully be imposed upon the revenues and income from the Project and will pay all lawful claims for labor, material and supplies which if unpaid might become a lien or charge upon the Project, revenues or income or which might impair the security of the Deeds of Trust or the use of the Project revenues or other funds to pay the principal of and interest thereon, all to the end that the priority and security of the Deeds of Trust and of the Credit Bank shall be preserved; provided that nothing in this Section 8.5 shall require Borrower to make any such payment so long as it in good faith shall contest the validity thereof and shall have established adequate reserves with respect thereto.

          SECTION 8.6.  Compliance with Laws, etc.  Comply with the requirements
                        --------------------------
of all applicable laws, rules, regulations and orders of any governmental entity, noncompliance with which would, singly or in the aggregate, materially and adversely affect its ability to complete or operate the Project or perform under this Agreement or any other Bond Documents to which Borrower is a party, unless the same shall be contested by it in good faith and by appropriate proceedings which shall operate to stay the enforcement thereof.

          SECTION 8.7.  Inspection Rights.  At any reasonable time and from time
                        -----------------
to time upon three (3) days' prior written notice, permit the Credit Bank or any agents or representatives thereof to examine and make copies of the records and books of account related to the transactions contemplated by this Agreement, and at any reasonable time to visit the Project and to discuss its affairs, finances and accounts with Borrower and its independent accountants.

          SECTION 8.8.  Keeping of Records and Books of Account.  Keep or cause
                        ---------------------------------------
to be kept proper and current books and accounts (separate from all other records and accounts)

in which complete and accurate entries shall be made of all transactions relating to the Project and the Revenues and other funds provided for in the Loan Agreement, and will prepare and furnish to the Credit Bank the financial statements required under Section 8.1.

          SECTION 8.9.  Maintenance of Approvals, Filings and Registrations.  At
                        ---------------------------------------------------
all times maintain in effect, renew and comply with all the terms and conditions of all consents, licenses, approvals and authorizations as may be necessary or appropriate under any applicable law or regulation for the execution, delivery and performance of this Agreement and the other Bond Documents to which Borrower is a party, and to make this Agreement and such other Bond Documents its legal, valid, binding and enforceable obligations, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally, to general equitable principles which may limit the right to obtain equitable remedies and to provisions of applicable California law.

          SECTION 8.10. Maintenance and Operation of the Project.
                        ----------------------------------------

          (a) Subject to applicable requirements and restrictions imposed, and to the extent permitted, by law, operate or cause to operate the Project in the manner described in the Official Statement.

          (b) To the extent material to the transactions contemplated herein or in the Bond Documents, operate and maintain, or cause to be operated and maintained, the Project in accordance with all applicable governmental laws, ordinances, approvals, rules, regulations and requirements including, without limitation, such zoning, sanitary, pollution and safety ordinances and laws and such rules and regulations thereunder as may be binding upon Borrower. Borrower further covenants and agrees that it will cause to be maintained and operated all engines, boilers, pumps, machinery, apparatus, fixtures, fittings and equipment of any kind in, or that shall be placed in any building or structure now or hereafter at any time constituting part of the Project in good repair, working order and condition, except such property or equipment as is no longer being utilized by Borrower, and that it will from time to time make or cause to be made all necessary and proper replacements, repairs, renewals and improvements so that the efficiency and value of the Project shall not be impaired.

          SECTION 8.11. Insurance Required.  Maintain, in accordance with the
                        ------------------
provisions of the Deeds of Trust, insurance on the Project and the Chino Property with responsible and reputable insurance companies and associations which are acceptable to the Credit Bank, including, without limitation, public liability, property damage, hurricane, fire and extended coverage insurance, title insurance, provided that such property damage, fire and extended coverage and title insurance shall each be maintained in an amount not less than the greater of the aggregate principal amount of the Bonds or the full insurable replacement value of the Project and the Chino Property, as applicable (the term "full insurable replacement value" as used herein shall mean the cost to repair or replace the Project and the Chino Property, as applicable and any portion thereof with property of like kind and quality, without deduction for depreciation). All such policies shall name Borrower and the Credit Bank as insured parties, beneficiaries or loss payees as their interest may appear.
Each policy shall contain a provision to the effect that the insurer shall not cancel or substantially modify the policy provisions without first giving 30 days' advance written notice thereof to Borrower and the Credit Bank. At least once during each 12-month period, commencing on the Date of Issuance, Borrower shall file with the Credit Bank a certificate setting forth the policies of insurance maintained pursuant to this Agreement, the names of the insurers and insured parties, the amounts of such insurance and applicable deductibles, the risks covered thereby and the expiration dates thereof.

          SECTION 8.12. ERISA.  Promptly pay and discharge all obligations and
                        -----
liabilities, applicable to Borrower, arising under ERISA of a character which if unpaid or unperformed might result in the imposition of a lien against any of its properties or assets and promptly notify the Credit Bank of the occurrence of any reportable event (as defined in ERISA) which might result in the termination by the PBGC of any Plan or of receipt of any notice from PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor. Borrower will notify the Credit Bank of its intention to terminate or withdraw from any Plan and will not terminate any such Plan or withdraw therefrom unless it shall be in compliance with all of the terms and conditions of this Agreement after giving effect to any liability to PBGC resulting from such termination or withdrawal.

          SECTION 8.13. Bond Proceeds; Additional Funds.  Cause the proceeds of
                        -------------------------------
the Bonds to be used for the purposes set forth in the Indenture and the Loan Agreement and make any necessary deposit into the funds and accounts established under and referred to in the Indenture and the Loan Agreement.

          SECTION 8.14. Further Assurances.  Execute and deliver to the Credit
                        ------------------
Bank all such documents and instruments and do all such other acts and things as may be necessary or required by the Credit Bank to enable the Credit Bank to exercise and enforce its rights under this Agreement and to realize thereon, and record and file and re-record and re-file all such documents and instruments, at such time or times, in such manner and at such place or places, all as may be necessary or required by the Credit Bank to validate, preserve and protect the position of the Credit Bank under this Agreement.

          SECTION 8.15. Financial Covenants.  Borrower shall maintain the
                        -------------------
following financial ratios and covenants on a consolidated basis:

          (a) Minimum Quick Ratio to exceed 0.90:1.00. Quick Ratio is defined as cash plus accounts receivable, less restricted cash to current liabilities;

          (b) Cash Flow Coverage to exceed 1.30 times. Cash Flow Coverage Ratio is defined as net income plus depreciation, depletion and amortization to current maturities of long term debt;

          (c) Minimum Effective Tangible Net Worth to exceed $7,500,000. Effective Tangible Net Worth is stated net worth plus subordinated debt less any intangible assets. Intangible assets can include, but are not limited to Bonds costs, investments in joint ventures, overseas assets, loans to employees and owners, goodwill, research and development expenses and project costs, and any other assets deemed intangible in accordance with generally accepted accounting principles; and

          (d) Maximum Debt (total liabilities less subordinated debt) to Tangible Net Worth (stated net worth plus subordinated debt less intangible assets) less than 2.00:1.00.

ARTICLE 9.  NEGATIVE COVENANTS OF BORROWER.
            ------------------------------

          Until the termination of this Agreement and the payment in full to the Credit Bank of all amounts payable to the Credit Bank hereunder, Borrower hereby covenants and agrees that, without the prior written consent of the Credit Bank, Borrower will not directly or indirectly:

          SECTION 9.1.  Additional Indebtedness.  Issue any other obligations
                        -----------------------
payable, with respect to principal or interest, from the revenues of the Project which have, or purport to have, any lien upon the revenues of the Project superior to or on a parity with the lien of the Credit Bank and the Trustee for the Bonds; provided, however, that nothing in this covenant shall prevent Borrower from issuing and selling pursuant to law refunding bonds or other refunding obligations payable from and having a first lien upon the revenues of the Project if such refunding certificates or other refunding obligations are issued for the purpose of, and are sufficient for the purpose of, prepaying all of the Bonds authorized by the Indenture and then outstanding.

          SECTION 9.2.  Limitation on Encumbrances on the Project.  Create,
                        -----------------------------------------
assume or suffer to exist any security interest, encumbrance, lien or charge of any kind (including the charge upon property purchased under conditional sales or other title retention agreements) (a "security interest") upon the Project other than real property or special taxes or liens not yet due and payable or Permitted Encumbrances or liens in favor of Credit Bank, unless the obligations of Borrower under this Agreement shall be secured prior to any indebtedness or other obligation secured by such security interest and Borrower further covenants and agrees that if such a security interest is created or assumed by Borrower, it will make or cause to be made effective a provision whereby the obligation of Borrower under this Agreement will be secured prior to such indebtedness or other obligation secured by such security interest.

          SECTION 9.3.  Amendments.  Amend, modify, terminate, grant or waive,
                        ----------
or permit the amendment, modification, termination or grant of, or any waiver under (or consent to, or permit or suffer to occur any action or omission which results in, or is equivalent to, an amendment, modification, or grant of a waiver under) the Bond Documents except as agreed to by Credit Bank.

          SECTION 9.4.  Official Statement.  Make any changes in reference to
                        ------------------
the Credit Bank in any revision or amendment of the Official Statement.

          SECTION 9.5.  Arbitrage.  Use, or permit the use of, the proceeds of
                        ---------
any Bond in any manner that would have caused the Bonds, at the time of issuance thereof, to be "arbitrage bonds" within the meaning of Section 148 of the Code.

          SECTION 9.6.  Prohibited Uses.  Use any of the properties financed or
                        ---------------
refinanced out of any proceeds of the Bonds or suffer or permit such properties, to be used in any manner or take any action or omit to take any action which would adversely affect the tax exempt status of interest on the Bonds.

          SECTION 9.7.  Prohibition on Sale of Assets.  Sell, lease, assign,
                        -----------------------------
transfer or otherwise dispose of any of the Project whether now owned or acquired in the future, except (a) obsolete or worn out property or equipment no longer necessary in the ordinary course of the Project's business, or (b) property disposed of in the ordinary course of the Project's business for adequate consideration.

ARTICLE 10.  DEFAULT AND REMEDIES.
             --------------------

          SECTION 10.1. Events of Default.  Each of the following events shall,
                        -----------------
at the option of the Credit Bank, constitute an "Event of Default" under this
Agreement:

          (a) the occurrence of any event which constitutes an "Event of Default" under the Indenture, the Loan Agreement, the Security Agreement, the Building Loan Agreement or the Environmental Indemnity; or

          (b) the failure by Borrower to pay any amount payable hereunder within three (3) Business Days following the due date of such amount; or

          (c) the failure by Borrower to perform or observe any other term, covenant or agreement contained in this Agreement, provided that the failure of Borrower to perform such covenants (other than as provided in subsections (a) and (b) of this Section 10.1 and other than the covenants set forth in Article 9 hereof) shall not be deemed an Event of Default if Borrower is diligently proceeding to cure such nonperformance; provided, however, that such cure shall have been achieved, in any event, no later than sixty (60) days after written notice given to Borrower by the Credit Bank; or

          (d) any warranty, representation or other written statement made by or on behalf of Borrower contained in this Agreement, or in any Bond Document or in any instrument furnished in compliance with or in reference to any of the foregoing, is false or misleading in any material respect on any date as of which made, and such falsity or misleading statement materially and adversely affects the Project, the Property or Borrower, or its ability to perform under this Agreement, the Environmental Indemnity, the Security Agreement or any other Bond Documents to which Borrower is a party; or

          (e) Borrower makes an assignment for the benefit of creditors, files a petition in bankruptcy, is unable generally to pay its debts as they come due, is adjudicated insolvent or bankrupt or there is entered any order or decree granting relief in any involuntary case commenced against Borrower under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or if Borrower petitions or applies to any tribunal for any receiver, trustee, liquidator, assignee, custodian, sequestrator or other similar official of Borrower or of any substantial part of its properties, or commences any proceeding in a court of law for a reorganization, readjustment of debt, dissolution, liquidation or other similar procedure under the law or statutes of any jurisdiction, whether now or hereafter in effect, or if there is commenced against Borrower any such proceeding in a court of law which remains undismissed or shall not be discharged, vacated or stayed, or such jurisdiction shall not be relinquished, within sixty (60) days after commencement; or

          (f) Borrower by any act, indicates its consent to, approval of, or acquiescence in any such proceeding in a court of law, or to an order for relief in an involuntary case commenced against Borrower under any such law, or to the appointment of any receiver, trustee, liquidator, assignee, custodian, sequestrator or other similar official for Borrower, or if Borrower suffers any such receivership, trusteeship, liquidation, assignment, custodianship, sequestration or other similar procedure to continue undischarged for a period of sixty (60) days after commencement or if Borrower takes any action for the purposes of effecting the foregoing; or

          (g) any material provision of this Agreement, the Security Agreement, the Environmental Indemnity, the Deeds of Trust or of any of the Bond Documents shall cease to be valid and binding, or Borrower or any governmental entity shall contest any such provision, or Borrower, or any agent or trustee on behalf of Borrower, shall deny that it has any or further liability under this Agreement, the Environmental Indemnity, the Security Agreement, the Deeds of Trust or any of the Bond Documents;

          (h) final judgment for the payment of money in excess of an aggregate of $100,000 related to the Project and not fully covered by insurance shall be rendered against Borrower and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed or for the payment of which a surety bond or other adequate security has not been obtained in the judgment of the Credit Bank; or

          (i) any reportable event (as defined in ERISA) which the Credit Bank determines in good faith constitutes grounds for the termination of any Plan of Borrower or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate any such Plan, shall have occurred and be continuing thirty (30) days after written notice to such effect shall have been given to Borrower by the Credit Bank; or any such Plan shall be terminated; or a trustee shall be appointed by the appropriate United States District Court to administer any such Plan; or the PBGC shall institute proceedings to administer or terminate any such Plan; and in the case of any such event the aggregate amount of vested unfunded liabilities under such Plan shall exceed (either singly or in the aggregate in the case of any such liability arising under more than one such Plan) 5% of the total assets of Borrower; or

          (j) the failure of any Bonds to be remarketed within 90 days of the date of a Purchase Drawing (except if such failure to remarket is a result of a change in Credit Bank's rating or a material adverse change in the financial condition of the Credit Bank).

          SECTION 10.2. Remedies.  Upon the occurrence of an Event of Default
                        --------
pursuant to Section 10.1(f) or (g), all amounts payable by Borrower under this Agreement shall become due and payable, in each case automatically and immediately without any presentment, demand, protest or other notice or formality of any kind (all of which are expressly waived). Upon the occurrence of an Event of Default (other than pursuant to Section 10.1(f) or (g)) the Credit Bank may, by notice to Borrower, declare all amounts payable by Borrower under this Agreement to be immediately due and payable (and the same shall upon such notice become immediately due and payable), in each case without any presentment, demand, protest or other notice or formality of any kind. Upon any such occurrence, the Credit Bank may, in addition, (a) exercise all of its rights and remedies under any other Bond Document or applicable law or (b) exercise all or any combination of the remedies provided for in this Section 10.2.

ARTICLE 11.  CONTINUING OBLIGATION.
             ---------------------

             This Agreement is a continuing obligation of Borrower and shall, until the later of the Expiration Date or the date upon which all amounts due and owing to the Credit Bank hereunder shall have been fully and finally paid, be binding upon Borrower, its successors and assigns, and inure to the benefit of and be enforceable by the Credit Bank and its successors, transferees and assigns; provided, that Borrower may not assign all or any part of this Agreement without the prior written consent of the Credit Bank.

ARTICLE 12.  LIMITED LIABILITY OF THE CREDIT BANK.
             ------------------------------------

             Borrower hereby assumes all risks of the acts, omissions or misuse of the Letter of Credit by the Trustee or any successor thereto. Neither the Credit Bank nor any of its officers, directors or agents shall be liable or responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of, or the making of a Drawing under, the Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign the Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the Trustee to comply fully with the conditions required in order to effect a Drawing; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; (v) for any loss or delay in the transmission or otherwise of any Bond, document or draft required in order to make a Drawing; or (vi) for any consequences arising from causes beyond the control of the Credit Bank; provided, however, that Borrower shall have a claim against the Credit Bank, and the Credit Bank shall be liable to Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by Borrower which Borrower proves were proximately caused by
(x) the Credit Bank's willful misconduct or gross negligence in determining whether documents presented under the Letter of Credit comply with the terms of the Letter of Credit or (y) the Credit Bank's willful or grossly negligent failure to pay under the Letter of Credit after the presentation to it by the Trustee of a draft and certificate strictly complying with the terms and conditions of the Letter of Credit. None of the above shall affect, impair, or prevent the vesting of any of the Credit Bank's rights or powers hereunder.

             In furtherance and extension, and not in limitation, of the specific provisions hereinabove set forth, any action taken or omitted by the Credit Bank under or in connection with the Letter of Credit or any related Bond Documents or other documents, if taken or omitted in good faith, shall be binding upon Borrower and shall not put the Credit Bank under any resulting liability to Borrower (except in the case of the gross negligence or breach of this Agreement by Credit Bank).

ARTICLE 13.  MISCELLANEOUS.
             -------------

             SECTION 13.1. Amendments, Nonwaiver and Remedies. This Agreement
                           ----------------------------------
may be amended only upon the written agreement of Borrower and the Credit Bank, and Borrower may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if Borrower shall first obtain the written consent of the Credit Bank. No course of dealing between Borrower and the Credit Bank, nor any delay in exercising any rights hereunder, shall operate as a waiver of any rights of the Credit Bank hereunder. No single or partial exercise of any right under this Agreement shall preclude any other further exercise of such right or the exercise of any other right. The Credit Bank may remedy any default by Borrower hereunder or with respect to any other person, firm or corporation in a reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default by Borrower. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law.

             SECTION 13.2. Survival of Representations and Warranties.  All
                          ------------------------------------------
agreements, representations and warranties of Borrower contained in this Agreement and in any Bond Documents delivered pursuant hereto shall survive the execution and delivery of this Agreement and the issuance of the Letter of Credit hereunder, and the agreements contained in Article 5 and Section 13.3 hereof shall survive payment of the Bonds, the reimbursement to the Credit Bank of any payments or disbursements under the Letter of Credit and the termination of this Agreement.

             SECTION 13.3. Expenses. Whether or not the transactions
                           --------
contemplated by this Agreement are consummated or the Letter of Credit is issued, Borrower agrees to pay on demand, all reasonable costs and expenses of the Credit Bank including, without limitation, the reasonable fees and expenses of Special Counsel in connection with the preparation, issuance or delivery, as the case may be, of the Letter of Credit, this Agreement, the other Bond Documents and any other documents which may be delivered in connection with any of the foregoing. In addition, Borrower agrees to pay on demand all costs and expenses of the Credit Bank (including reasonable counsel fees and expenses) in connection with (i) the filing, recording, administration, transfer, amendment, maintenance, renewal or cancellation of the Letter of Credit, this Agreement or the other Bond Documents, (ii) any payment by the Credit Bank under the Letter of Credit, or (iii) any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of the Letter of Credit, this Agreement or the other Bond Documents, and any other documents which may be delivered in connection with this Agreement. In addition, Borrower agrees to pay promptly all costs and expenses of the Credit Bank for (i) any and all amounts which the Credit Bank has paid relating to the Credit Bank's curing of any Event of Default under this Agreement or any of the other Bond Documents, (ii) the enforcement of this Agreement or any of the other Bond Documents, or (iii) any action or proceeding relating to a court order, injunction, or other process or decree restraining or seeking to restrain the Credit Bank from paying any amount under the Letter of Credit on the presentation of drafts and other documents in connection with the same. Borrower agrees to save the Credit Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omitting to pay any taxes and fees to the extent Borrower is obligated to pay the same under this Section 13.3.

          SECTION 13.4. Waiver of Right of Set-off and Limitation on the Credit
                        -------------------------------------------------------
Bank Collateral.
---------------

          (a) Upon the occurrence and during the continuance of any Event of Default, the Credit Bank is hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower) and to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Credit Bank to or for the credit of the account of Borrower against any and all of the obligations of Borrower now or hereafter existing under this Agreement, irrespective of whether or not the Credit Bank shall have made any demand hereunder.

          (b) The Credit Bank agrees promptly to notify Borrower after any such set-off and application; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Credit Bank under this Section 13.4 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Credit Bank may have.

          SECTION 13.5 Notices.  All notices, requests and other communications
                       -------
hereunder shall be in written form (including bank wire, telegram, facsimile, telex or similar writing) and shall be given to the party to whom addressed, at its address, facsimile or telex number set forth below, or such other address, facsimile or telex number as such party may hereafter specify for the purpose by notice to the other parties listed below. Each such notice, request or communication shall be effective (i) if given by telex, facsimile or other electronic means, when such communication is transmitted to the address specified below and the appropriate answer back is received, (ii) if given by mail, three days after such communication is deposited in the United States mail with postage prepaid by registered or certified mail, return receipt requested, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified below. All notices given by telex, facsimile or other electronic means shall be confirmed in writing as promptly as practicable.

          If to Borrower:

               Provena Foods Inc.
               5010 Eucalyptus Avenue
               Chino, California  91710
               Attention:  Thomas J. Mulroney
               Telephone:  (909) 627-1082
               Facsimile:  (909) 677-7315
          with a copy to counsel:

               Procopio, Cory, Hargreaves & Savitch
               530 "B" Street
               San Diego, California  92101
               Attention:  Gary Wright, Esq.
               Telephone:  (619) 515-3248
               Facsimile:  (619) 235-0398

          If to the Credit Bank:

               Comerica Bank-California
               333 West Santa Clara Street, 5th Floor
               San Jose, California 95113
               Attention: Michael J. Archer
               Telephone: (408) 556-5361
               Facsimile: (408) 556-5395

          with a copy to counsel:

               Manatt, Phelps & Phillips, LLP
               11355 West Olympic Boulevard
               Los Angeles, California 90064-1614
               Attention:  Chris A. Carlson, Esq.
               Telephone: (310) 312-4000
               Facsimile: (310) 312-4224


          SECTION 13.6. Participation.  The Credit Bank may at any time arrange
                        -------------
for other banking institutions of the Credit Bank's choosing ("Participants") to participate in all or any portion of the Credit Bank's obligations under the Letter of Credit, of the obligations of Borrower evidenced hereby and by the Bonds which may be held by the Credit Bank or its nominee ("Participations"). Without in any way limiting the right of the Participants hereunder, Borrower agrees that the Participants shall be entitled to (i) receive copies of all documents furnished to the Credit Bank pursuant to Section 8.1 hereof (at such addresses as the Credit Bank shall designate from time to time to Borrower in writing) and (ii) receive the benefits of Sections 2.7 and 2.8 hereof to the extent of their respective Participations. Notwithstanding the Credit Bank's granting of any Participations, Borrower shall have the right to continue dealing solely with the Credit Bank and agents of the Credit Bank which have been appointed in writing (as to the appointment of which Borrower has received written notice). No Participant shall enter into any reimbursement security or other similar agreement with Borrower with respect to the Letter of Credit, this Agreement or the Bonds. Notwithstanding the foregoing, in the event of any Participations, Borrower shall not be liable for any Taxes or other expenses in excess of that amount which would be otherwise due without such Participations and no Participation shall be allowed if such Participations would result in a lower credit rating for the Bank or the Bonds or increase the cost to the Borrower or result in any default under the Bond Documents.

          SECTION 13.7. Satisfaction Requirement.  If any agreement, certificate
                        ------------------------
or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to the Credit Bank, the determination of such satisfaction shall be made by the Credit Bank in its sole and exclusive judgment exercised in good faith.

          SECTION 13.8. Uniform Customs and Practices.  This Agreement and the
                        -----------------------------
Letter of Credit shall be subject to the Uniform Customs and Practice (a copy of which is available upon request), and, in the event any provision of the Uniform Customs and Practice is or is construed to vary from or be in conflict with any provision of the California Uniform Commercial Code, as from time to time amended and in force (the "Commercial Code"), the Uniform Customs and Practice shall prevail. In addition to other rights of the Credit Bank hereunder or under application for the Letter of Credit, any action, inaction or omission taken or suffered by the Credit Bank, or by any of its correspondents, under or in connection with the Letter of Credit or the relative instruments, documents, or property, if in good faith and in conformity with such foreign or domestic laws, regulation, or customs as the Credit Bank or any of its correspondents may deem to be applicable thereto, shall be binding upon Borrower and shall not place the Credit Bank or any of its correspondents under any liability to Borrower.

          SECTION 13.9. Governing Law.  This Agreement and the Letter of Credit
                        -------------
shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of California, without giving effect to conflicts of law principles. The parties hereby waive, to the fullest extent permitted by law, any rights they may have to a jury trial.

          SECTION 13.10.  Counterparts.  This Agreement may be executed
                          ------------
simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

          SECTION 13.11.  Severability.  Any provision of this Agreement
                          ------------
which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

BORROWER:

PROVENA FOODS INC.,
a California corporation


By: /s/ [ILLEGIBLE]
   ____________________________________
Its: CFO
    ___________________________________




Credit Bank:
-----------

COMERICA BANK-CALIFORNIA



By: /s/ [ILLEGIBLE]
    ____________________________________
Its:  VP
     ___________________________________

                                   Exhibit A

                               Legal Description


All that certain real property now or hereafter acquired, in the City of Lathrop and County of San Joaquin, State of California (the "Land"), more particularly described as follows:

Lot 3 of Tract No. 2208 CROSSROADS COMMERCIAL/INDUSTRIAL PARK UNIT NO. 1, in the County of San Joaquin, State of California, as per Map thereof recorded in Book 31 of Maps, Page 70, San Joaquin County Records.

                                   Exhibit B

                            Form of Letter of Credit

                                   Exhibit C

                              Redemption Payments


                                         Monthly      Annual
                Date                    Payments     Payments
                ----                   ----------    --------

     May 1, 2000 - April 1, 2001        $ 6,391.67   $ 76,700
     May 1, 2001 - April 1, 2002        $ 6,750.00   $ 81,000
     May 1, 2002 - April 1, 2003        $ 7,125.00   $ 85,500
     May 1, 2003 - April 1, 2004        $ 7,533.33   $ 90,400
     May 1, 2004 - April 1, 2005        $ 7,958.33   $ 95,500
     May 1, 2005 - April 1, 2006        $ 8,408.33   $100,900
     May 1, 2006 - April 1, 2007        $ 8,883.33   $106,600
     May 1, 2007 - April 1, 2008        $ 9,383.33   $112,600
     May 1, 2008 - April 1, 2009        $ 9,916.67   $119,000
     May 1, 2009 - April 1, 2010        $10,475.00   $125,700
     May 1, 2010 - April 1, 2011        $11,058.33   $132,700
     May 1, 2011 - April 1, 2012        $11,683.33   $140,200
     May 1, 2012 - April 1, 2013        $12,341.67   $148,100
     May 1, 2013 - April 1, 2014        $13,041.67   $156,500
     May 1, 2014 - April 1, 2015        $13,766.67   $165,200
     May 1, 2015 - April 1, 2016        $14,558.33   $174,700
     May 1, 2016 - April 1, 2017        $15,366.67   $184,400
     May 1, 2017 - April 1, 2018        $16,241.67   $194,900
     May 1, 2018 - April 1, 2019        $17,158.33   $205,900
     May 1, 2019 - April 1, 2020        $18,125.00   $217,500
     May 1, 2020 - April 1, 2021        $19,150.00   $229,800
     May 1, 2021 - April 1, 2022        $20,225.00   $242,700
     May 1, 2022 - October 1, 2023      $45,194.44   $813,500

                                       33